UNITED STATES
SECURITIES & EXCHANGE COMMISSION

Washington, DC 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2005

Date of Report (Date of earliest event reported)

HABER, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-9966	22-2305613
(Commissions File No.)	(I.R.S. Employer Identification No.)

1009 Avenue C
Suite #6
Bayonne, N.J. 07002

(Address of Principal Executive Offices)

07002

(Zip Code)

(201)243-0011

Registrant's (Telephone Number, Including Area Code)

The following condensed numbers were presented at the February 16, 2005, Haber, Inc. Special Meeting of Shareholders. The special meeting was held at the Westin Hotel at 70 Third Avenue in Waltham, Mass, at local time 2:00pm.

Haber, Inc.

Net Loss/Investment Summary
($000's Omitted)

			Unaudit
	Fy'01	Fy'02	Fy'03
Revenue	12	0	75
Expenses	323	448	444
Loss Before Other Income	(311)	(448)	(369)

OTHER INCOME	119	0	78
Net Loss From Development Activities	(192)	(448)	(291)

Haber, Inc.

Balance Sheet
($000's Omitted)

			Unaudit
	Fy'01	Fy'02	Fy'03
Assets
Cash	10	1	269
Inventory	54	59	0
Other Current Assets	0	3	3
Total Current Assets	64	63	272
Furniture Equipment	12	9	26
Other Assets	16	14	2
Total Assets	92	86	300

Liabilities and Stockholders Deficit
Liabilities
Accruals/Payables	92	131	134
Due to Related Parties	202	269	176
Stockholder's Deficit	(202)	(314)	(10)
Total Liability and Stockholders Deficit	(92)	(85)	(300)

Outstanding Shares – Common/Preferred (000's)	90,806/145	100,771/145	130,098,145

Haber, Inc.

Fy'03 Cash Flow Summary
($000's Omitted)
Unaudited

– Beginning Cash Balance	1
– Net Loss	(291)
– Capital Expenditures	(21)
– Reduced Liabilities	(89)
– Depreciation	4
– Reduced Assets	70
– Sale of Stock	595
– Ending Cash Balance	269

Haber, Inc.

Fy'04 Cash Flow Summary
($000's Omitted)
Unaudited

– Beginning Cash Balance	269
– Cash Disbursements	(441)
– Sale of Stock	(230)
– Ending Cash Balance	58

SIGNATURES

Peter D'Angelo

Chief Financial Officer